SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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APEXTALK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	26-1402471 (I.R.S. Employer Identification Number)
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637 Howard Street San Francisco, CA 94105 (415) 462 0901 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Tony Lee
President and Chief Executive Officer
637 Howard Street
San Francisco, CA 94105
(888) 228 2829
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

–––––––––––––––– Copies to: Gregg E. Jaclin, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
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CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	2,400,000	$0.08	$192,000	$7.55

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.08 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER 3, 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

2,400,000 SHARES OF
APEXTALK HOLDINGS, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 2,400,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.08 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: October 3, 2008

ABOUT OUR COMPANY

We (the “Company” or “ApexTalk”) were incorporated in the State of Delaware as Apextalk, Inc. on November 7, 2007.  On November 12, 2007, we changed our name to Apextalk Holdings, Inc.  On November 16, 2007, we entered into a share exchange agreement (“Share Exchange Agreement”) with ApexTalk, Inc., a California corporation.  Pursuant to the Share Exchange Agreement, we acquired all of the issued and outstanding securities of ApexTalk, Inc. from the ApexTalk, Inc. shareholders in exchange for 3,600,000 of our shares of common stock, and ApexTalk, Inc. became our wholly owned subsidiary.  Currently, all of our operations are conducted through our subsidiary ApexTalk, Inc.  On November 18, 2007, we issued 1,792,385 common shares to TLMS International, Inc. and 896,190 shares to Spencer Luo in exchange for an aggregate $111,038 investment in the Company.

We have integrated VoIP and wireless technology to develop various market driven applications. With its “Soft-switch”, ApexTalk has developed a few unique applications with proprietary programming. To date, these applications have only been soft launched into the market. ApexTalk has developed the following products and services:

Speed Dial – 99 extensions with personal access number
Global Forwarding – 800 number or local phone number capable for forwarding to any phone numbers around the globe, travelers’ ideal communication tools
Virtual Office – small to medium size office phone system with personalize greeting and multiple extension capability
Promotional Minute – interactive voice prompt system for business using this system to generate and keep repeated customers
Media tracker – identify which media generates most of the sales
Wholesale Call Minutes – provide connection to VoIP resellers

We are a value added telecom service provider, and we intend to partner with different local value-added service providers around the globe.  Other than the US market, our strategy is to open up the burgeoning market place in the People’s Republic of China (“PRC”). We will attempt to establish strategic alliances in China, Hong Kong and Philippines to explore the business opportunities there. We will seek opportunities to acquire an existing businesses engaged in the telecom industry in the PRC.  We have not entered into any contracts or strategic alliances to date.

Summary of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.08 was determined by the price shares were sold to our shareholders in a private placement offering. The offering price of $.08 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

There is currently no public market for our securities and you may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange.  After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

Where You Can Find Us

We presently maintain our principal office at 637 Howard Street, San Francisco, CA 94105.  Our telephone number is (415) 462-0901.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the years ended December 31, 2007 and 2006 are derived from our audited financial statements.  The statement of operations and balance sheet data for the six months ended June 30, 2008 and 2007 are derived from our unaudited financial statements.

	Years Ended December 31,		Six Months Ended June 30, 2008 (unaudited)	Six Months Ended June 30, 2007 (unaudited)

STATEMENT OF OPERATIONS	2007	2006
Total revenues	$6,125	$6,570	$20,547	$3,085
Total Operating Expenses	$24,655	$14,818	$52,419	$4,668
Net Loss	$(26,687)	$(16,404)	$(51,541)	$(6,061)

BALANCE SHEET DATA	As of December 31, 2007	As of December 31, 2006	As of June 30, 2008 (unaudited)	As of June 30, 2007 (unaudited)

Cash and Cash Equivalents	$139,045	$2,364	$134,554	$7,112
Total Assets	$146,306	$10,761	$207,166	$13,408
Total Liabilities	$55,933	$36,701	$79,296	$45,409
Stockholders’ equity (deficiency)	$90,373	$(25,940)	$127,870	$(32,001)

RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment. The risks and uncertainties described below are not the only risks facing us.

Risks Related to Our Business

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers. The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not maintain key man life insurance on the lives of these individuals.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

WE MAY NEVER ISSUE DIVIDENDS.

We did not declare any dividends for the year ended December 31, 2007 and have not declared any dividends to date in 2008. Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

FUTURE ACQUISITIONS MAY HAVE AN ADVERSE EFFECT ON OUR ABILITY TO MANAGE OUR BUSINESS.

If we are presented with appropriate opportunities, we may acquire complementary technologies or communications companies. Future acquisitions would expose us to potential risks, including risks associated with the assimilation of new technologies and personnel, unforeseen or hidden liabilities, the diversion of management attention and resources from our existing business and the inability to generate sufficient revenues to offset the costs and expenses of acquisitions. Any difficulties encountered in the acquisition and integration process may have an adverse effect on our ability to manage our business.

Risks Related to Our Industry

IF VOIP TECHNOLOGY FAILS TO GAIN ACCEPTANCE AMONG MAINSTREAM CONSUMERS, OUR ABILITY TO GROW OUR BUSINESS WILL BE LIMITED.

The market for VoIP service is continuing to rapidly evolve. Our business plan centers on the sale of VoIP services and related products to residential customers. In order for our business to grow and to become profitable, VoIP technology must gain acceptance among mainstream consumers, who tend to be less technically knowledgeable and more resistant to new technology services. Because potential VoIP customers need to connect additional hardware not required for the use of traditional telephone service, mainstream consumers may be reluctant to use our service. If mainstream consumers choose not to adopt our technology, our ability to grow our business will be limited.

REGULATION OF VOIP SERVICES IS DEVELOPING AND THEREFORE UNCERTAIN, AND CURRENT OR FUTURE LEGISLATIVE, REGULATORY OR JUDICIAL ACTIONS COULD ADVERSELY AFFECT OUR BUSINESS AND EXPOSE US TO LIABILITY.

The current VoIP environment is largely free from government regulation. However, the United States and other countries have begun to assert regulatory authority over VoIP and are continuing to evaluate how VoIP will be regulated in the future. Both the application of existing rules to us and our competitors and the effects of future regulatory developments are uncertain.

Current or future legislative, judicial or other regulatory actions could have a negative effect on our business. If we become subject to the rules and regulations applicable to telecommunications providers in individual states, we may incur significant litigation and compliance costs, and we may have to restructure our service offerings, exit certain markets or raise the price of our services, any of which could cause our services to be less attractive to customers. In addition, future regulatory developments could increase our cost of doing business and limit our growth.

Our international operations are also subject to regulatory risks, including the risk that regulations in some jurisdictions will prohibit us from providing our services cost-effectively or at all, which could limit our growth. Currently, there are several countries where regulations prohibit us from offering service. In addition, because customers can use our services almost anywhere that a broadband Internet connection is available, including countries where providing VoIP services is illegal, the governments of those countries may attempt to assert jurisdiction over us, which could expose us to significant liability and regulation.

Risks Related to Our Common Stock

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.08 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 8,688,575 shares of common stock outstanding as of June 30, 2008, 2,400,000 shares are, or will be, freely tradable without restriction upon the effective date of this registration statement, unless held by our “affiliates”. The remaining 6,288,575 shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in February 2008 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the 2,400,000 shares of our common stock held by 39 shareholders. Such shareholders include the holders of the 1,500,000 shares sold in our Regulation D Rule 506 offering which was completed in February 2008.We are also registering a total of 600,000 shares for the shareholders who received shares pursuant to a Stock Purchase Agreement with Apextalk, Inc. and 300,000 shares for two investors who purchased shares from us in 2007. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 3, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Eric Au	10,000	10,000	0	0%
Peter Lu	125,000	125,000	0	0%
Jeffrey H Zeng	125,000	125,000	0	0%
Da Ming Liu	125,000	125,000	0	0%
Kanffee Chan	125,000	125,000	0	0%
Jian Yun Liu	43,750	43,750	0	0%
K & K Machinery, Inc. (1)	30,000	30,000	0	0%
Allen Sam	12,500	12,500	0	0%
Philip Tan	12,500	12,500	0	0%
Wellson Cheung	10,000	10,000	0	0%
Elizabeth Aberra	250,000	250,000	0	0%
WaiLap Mark / Jenny Zhen	12,500	12,500	0	0%
Wai Lap Mark	8,750	8,750	0	0%
Gregory Hui	6,250	6,250	0	0%
Albert Lew	6,250	6,250	0	0%
Fortaine & Truman Corporation (2)	250,000	250,000	0	0%
Hyung Hwe Huh	20,000	20,000	0	0%
Bum Yong Park	18,750	18,750	0	0%
Beom Shik Park	6,250	6,250	0	0%
Myoung Hwan Kim	15,000	15,000	0	0%
Yeong Cheol Seo	150,000	150,000	0	0%
Kyung Woo Seo	20,000	20,000	0	0%
Yong Woo Seo	20,000	20,000	0	0%
Bairong Liang	6,250	6,250	0	0%
Helam W Luk	6,250	6,250	0	0%
Philip K Y Chan	6,250	6,250	0	0%
Virginia Chan	10,000	10,000	0	0%
Ken Li	6,250	6,250	0	0%
Equipment Machining Corp. (3)	6,250	6,250	0	0%
Jason J Law	6,250	6,250	0	0%
Joanne Luo	6,250	6,250	0	0%
Jennie Yu	6,250	6,250	0	0%
Yangguang Jiang	37,500	37,500	0	0%
TLMS International(4)	1,792,385	150,000	1,642,385	19%
Spencer Luo	896,190	150,000	746,190	9%
Global Talker, Inc.(5)	1,500,000	150,000	1,350,000	16%
Apex Telecom, Inc. (6)	1,500,000	150,000	1,350,000	16%
George Ma	750,000	150,000	600,000	7%
Cheuk Hong Wong	750,000	150,000	600,000	7%

(1)	Tony Lee is the principal of K&K Machinery, Inc. and has investment control of its shares of our common stock.

(2)	Michael Lam is the principal of Fortaine & Truman Corporation and has investment control of its shares of our common stock.

(3)	Wai Ming Chen is the principal of Equipment Machining Corp. and has investment control of its shares of our common stock.

(4)	Tony Lee is a principal of TLMS International and has investment control of its shares of our common stock.

(5)	George Ma is a principal of Global Talker, Inc. and has investment control of its shares of our common stock.

(6)	Cheuk Hong Won is a principal of Apex Telecom, Inc. and has investment control of its shares of our common stock.

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	Are broker-dealers or affiliated with broker-dealers.

As set forth above, TLMS International, K&K Machinery, Global Talker, Inc. and Apex Telecom, Inc. are controlled by individuals who are our officers and/or directors.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.08 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.08 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.   The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,007.55.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of October 3, 2008 are as follows:

NAME	AGE	POSITION

Name	Age	Principal Position

Tony Lee	40	President, CEO, Director
George Ma	56	Chairman
Spencer Luo	42	CFO, Director
Cheuk Hong Wong	37	CTO, Director
Micky Siu	47	Operation Manager, Director
Patrick Chu	46	Fund manager, Director
William Ng	56	Director
Edward Seo	51	Director
Michael Lam	59	Director of Marketing and Sales

The following summarizes the occupation and business experience during the past five years for our sole officer and directors.

Tony Lee (CEO and Director) Tony Lee is the founder of successful K&K Machinery in the Silicon Valley of California; he has over 10 years of operation and marketing experience on fiber optic, semiconductor & telecommunication component. His clientele are major brand names in the valley, such as Cisco, HP, JDSU, AMAT and many others. Mr. Lee invested onto TLMS for opportunities in the high tech and communications businesses.

Cheuk Hong Wong, (CTO and Director) Cheuk Hong Wong is one of the co-founders at Apextalk, Inc.  Mr. Wong has 10 years of experience in public sector. Prior to founding Apex Telecom, he was one of the founders of IP Teleservices Inc. in Canada, a Global IP backbone services provider. Mr. Wong has experience in project management, contract administration, public hearings, and government policy development. He has been involved in numerous major infrastructure and facilities developments in California. Mr. Wong graduated from the University of California, Berkeley with a B.S. from the School of Engineering, and is a Registered Professional Engineer in California.

Spencer Luo (CFO and Director) Spencer Luo, a well known real estate investment professional, the founder of Brighten Investment Corp. in the San Francisco Peninsula. He has 5 years residential loan underwriting experience. He has been active realtor and investment advisor for more than 10 years. He has leading his investment company and clients to make successful investments. He has earned the Chairman Award and Hall of Fame with Re/Max. Started from 2004, Spencer and his team have actively studied and invested on Asian real estate market and high tech business opportunities.  Mr. Luo received a BS degree in Business Administration (Finance, Real Estate),from San Francisco State University in California in 1994.

Patrick Chu (Fund Manager and Director) Patrick Chu's experience includes being a Project Manager with Orient Overseas Container Line Ltd. for 13 years. In 1995, Eastwind International USA Limited, an established travel agency and wholesaler of 18 years in California, recruited Mr. Chu to be the CEO of the travel agency. Over the past five years, he reorganized the company and expanded the business to Hong Kong and China. Patrick is a seasoned marketer in the US, China and Hong Kong. His expertise on corporate travel programs will assist ApexTalk to effectively target and market to this specialized niche.

Micky Siu (Operation Manager and Director) Micky Siu has over 20 years of aero-machinery by profession. He has many years of administration skill and years of experience on investing on semiconductors and high tech start up companies. He is also a partner with TLMS International, Inc.

George Ma (Chairman) George Ma is currently the Chairman of the Board and also does marketing and sales for the Company and is one of the co-founders at Apextalk.  Mr. Ma is an experienced executive who has many years of experience in creative marketing. His previous careers including film and television productions and working at an advertising agency with mass media experience in Hong Kong. After migrating to California in 1984, he founded Infinitel Communications, a cellular phone retail chain, VoIP and communication products and services in California.

William Ng (Director)Mr. Ng has more than 25 years of experiences in international business development.  He is a founder of American Emperor Inc, a wholesale hardware distribution business. He has extensive experience in international operations. In the past 10 years, he has invested in different start-up companies in the telecommunication industry.

Edward Seo (Director) Mr. Seo was appointed as a director on January 17, 2008. Mr. Seo is the president and founder of Selcomm Wireless started in January 2004, a cell phone business in the San Francisco bay area.  From 2002 to 2003, he served as the vice president of business development of Net2phone, Inc., where he developed new business in Korea for the VoIP company.  Mr. Seo also has over twenty years of experience with LG Electronics, serving in various positions, including vice president of LG Infocomm.  Mr. Seo received a BS in Electronic Engineering from Yonsei University in Seoul Korea in 1979 and completed the Whaton Business School Strategic Alliance Course in 2001.

Michael Lam (Director of Marketing and Sales) Mr. Lam was appointed as a director on April 15, 2008.  Mr. Lam is the president of Fontaine & Truman Corporation, an investment company in San Francisco, California.  From 1999 to 2001, he served as the general manager – Hong Kong & China of V F Corporation, the largest publicly held apparel company in the world. He served as the Chief Executive Officer of Reno Donna Holdings Limited, a leading manufacturer, wholesaler and retailer of casual wear in Hong Kong and China.  From 1972 to 1997, he worked for Levi Strauss & Co., he held various senior positions such as the General Manager in Korea, the Philippines and Hong Kong. Mr. Lam holds an MBA degree from the University of San Francisco in 1979.

Family relationships

Our director William Ng is the uncle of our chief technology officer and director Cheuk Hong Wong.  Our chief executive officer and director Tony Lee and our operations manager and director Micky Siu are cousins.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of October 3, 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Global Talker, Inc. (2)	1,500,000	17.26%
Common Stock	Apex Telecom, Inc. (3)	1,500,000	17.26%
Common Stock	George Ma (4)	2,250,000	25.90%
Common Stock	Cheuk Hong Wong (5)	2,250,000	25.90%
Common Stock	TLMS International, Inc. (6)	1,792,385	20.63%
Common Stock	Tony Lee (7)	1,792,385	20.63%
Common Stock	Mickey Siu (8)	1,792,385	20.63%
Common Stock	Patrick Chu (9)	1,500,000	17.26%
Common Stock	Spencer Luo	896,190	10.31%

Common Stock	All executive officers and directors as a group	5,000,000	72.83%

(1) Based on 8,688,575 shares outstanding as of June 30, 2008.

(2) Global Talker Inc is controlled by George Ma (28.24%), Chen Yi Biao (22.65%), Patrick Chu (16.07%), Eddie Yu (11.33%), Chung Yuen Hwang (6.16%), Vincent Lee (5.19%), Vennie Tam (5.19%), Franco Lai (2.59%) and Kwok-Fai Cheung (2.59%).

(3) Apex Telecom, Inc. is controlled by Cheuk Hong Wong (26.4%), Wai Ming NG (20.0%), Wai Man NG (20%), Yuen Fong LAU (20%), Yu Shun Wong (13.6%)

(4) Mr. Ma was issued 750,000 shares pursuant to the Share Exchange Agreement with Apextalk, Inc.  He also is a principal of Global Talker, Inc. which holds 1,500,000 shares.

(5) Mr. Wong was issued 750,000 shares pursuant to the Share Exchange Agreement with Apextalk, Inc.  He also is a principal of Apex Telecom, Inc. which holds 1,500,000 shares.

(6) TLMS International, Inc. is controlled by Tony Lee (50%), Mickey Siu (50%)

(7) Mr. Lee is a principal of TLMS International, Inc. which holds 1,792,385 shares.

(8) Mr. Siu is a principal of TLMS International, Inc. which holds 1,792,385 shares.

(9) Mr. Chu is a principal of Global Talker, Inc. which holds 1,500,000 shares.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 1,000,000,000 shares of common stock, $.001 par value, of which 8,688,575 shares were issued and outstanding as of October 3, 2008. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted by stockholders. There is no cumulative voting with respect to the election of directors with the result that the holders of more than 50% of the shares of common stock and other voting shares voted for the election of directors can elect all of the directors.

The holders of shares of common stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore, and, upon liquidation are entitled to share pro rata in any distribution to holders of common stock, subject to the right of holders of outstanding preferred stock. No dividends have ever been declared by the Board of Directors on the common stock. See “Dividend Policy.”  Holders of our common stock have no preemptive rights.  There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.  All of the outstanding shares of common stock are, and all shares sold hereunder will be, when issued upon payment therefore, duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

We are not authorized to issue any shares of preferred stock as of October 3, 2008. Preferred stock may be authorized and issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate.  In the event that we determine to authorize and issue any shares of preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware.  The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

Apextalk Holdings, Inc. was incorporated in the State of Delaware on November 7, 2007.  Apextalk, Inc. was incorporated on June 8, 2004, under the laws of the State of California.  On November 16, 2007 we entered into a share exchange agreement with Apextalk, Inc. a California based corporation, whereby Apextalk, Inc. became a wholly owned subsidiary of Apextalk Holdings, Inc.

DESCRIPTION OF BUSINESS

GENERAL

General

Apextalk Holdings, Inc. was incorporated in the State of Delaware on November 7, 2007.  Apextalk, Inc. was incorporated on June 8, 2004, under the laws of the State of California.  On November 16, 2007 we entered into a share exchange agreement with Apextalk, Inc. a California based corporation, whereby Apextalk, Inc. became a wholly owned subsidiary of Apextalk Holdings, Inc.  Apextalk Holdings, Inc. and its wholly owned subsidiary, Apextalk, Inc. is hereby referred to as we or us.  All of our operations are conducted through Apextalk, Inc.  On November 18, 2007, we issued 1,792,385 common shares to TLMS International, Inc. and 896,190 shares to Spencer Luo for in exchange for an aggregate $111,038 investment in us.

We have integrated VoIP and wireless technology to develop various market driven applications.  With our “Soft-switch”, we have has developed a few unique applications with proprietary programming.  These applications have been soft launched on the US market.  The feedback has been positive, and we believe the demand will be substantial once we have new funding, and a systematic marketing and promotional plan in place. We have developed the following products and services:

•	Speed Dial
•	Global Forwarding
•	Virtual office
•	Promotional minutes – Interactive Voice Prompt Promotional System
•	Media tracker
•	Wholesale minutes

Objectives

We aim to become one of the major value-added telecom service providers by partnering with different local value-added service providers around the globe. With our integrated soft-switch platform, our local partners will have the ability to penetrate into their local market.

We have integrated VoIP and wireless technology to develop various market driven applications. With our “Soft-switch”, we have developed a few unique applications with proprietary programming.

Other than the US market, our strategy is to open up the burgeoning market place in the People’s Republic of China (“PRC”). We will attempt to establish strategic alliances in China and Hong Kong to explore business opportunities within those regions.  We will also seek opportunities to acquire an existing businesses engaged in the telecom industry in the PRC.

Products and Services

The following table summarizes the current services provided by us as well as our planned services:

Speed Dial – 99 extensions with personal access phone number
Global Forwarding – 800 and or local phone number capable for forwarding to any phone numbers around the globe, travelers’ idea communication tools
Virtual office – small to medium size office phone system with personalize greeting and multiple extension capability
Promotional Minute - Interactive Voice Prompt Promotional System for business using this system to generate and keep repeated customers
Media Tracker – identify which media generates most of the sales
Wholesale Call Minutes – provide connections to VoIP resellers

 Service Description - Business Applications

o	Speed Dial

Speed Dial with multiple extensions.  The user can set all the numbers that he/she most frequently calls (up to 99 extensions).  One extension – extension 99 is assigned for dialing non-preset phone numbers.

o	Global Forwarding

The customer is assigned a dedicated personal local DID and or 800 number, customer logs online, access to our web site. Customer can route their personal number to any phone number wherever customer is out of the office and or is traveling overseas.

Customers can re-route to any phone number at anytime using a landline phone or via the Internet. This way, customers will not miss any calls originated from their home base while they are traveling.

Customers will pickup phone calls anywhere from their friends, relatives and business associates while they are traveling.

o	Virtual office

Customers with small to medium offices can use this service to route calls to anywhere when they are out of the office.

o	Promotional Minute - Interactive Voice Prompt Promotional System

This is our unique application.  Business buys bulk minutes from us, and then issue phone cards and or VIP card and give to their loyal customers for free.  Each phone card carries Apextalk’s personal and dedicated phone number. Their customer calls each one’s personal number, then “Press the number “2” to get access to long distance connection for free or up to a preset limit of usage set by the business.

Since customers get use to their own personalized number, when they think about getting services from the business, they need not to look for the business’ phone number, they will remember it. All they have to do is dial their own personal phone number and “Press the number 1”, it will route the call to the business’ main switch.

By using our system, business operators can easily get repeated customers; since the number is already build into customers’ memory.

Businesses can update their voice prompts to promote their current marketing and sales pitches when their customers press “number 1”.

o	Media Tracker

Media Tracker is a dynamic tool, designed to help business to determine the most effective means of marketing products and services.  By providing a different phone number for each advertising media; such as TV commercials, radio spots, newspapers and even flyers; Media Tracker gives you live call-counting on each phone number.  This information can be used to monitor the effectiveness of each media, to help streamline your adverting budget more effectively.

o	Wholesale Call Minutes

We provide connectivity to VoIP operators that are looking for good connections and reasonable price to China and Taiwan.

Market Opportunity

As international trade dramatically increases and even small companies are attempting to create their global presence. The need for a user-friendly, low costs global communication program will continue to be in huge demand.

United States Market

U.S. corporations are expanding their global presence. By using our services, they will be able to increase their methods of communication with substantial discounts, and most importantly, the ease of use and convenience to make calls.

China / Hong Kong Market

China and Hong Kong are major target markets to develop our presence. Due to our strong connection with the local telecom operators in China and Hong Kong, we are planning to develop a joint venture program with local VoIP operators to sell our products and services; we shall develop a strong market presence over there.

Other Markets

We plan to expand and implement our products and services to Philippines, Japan, Korea and Africa with local VoIP operators.

Sales and Marketing

We plan to recruit sales teams in Hong Kong, China and US to introduce the Interactive Voice Prompt Promotional System and our products and services on all of the above mentioned markets.  Initial target customers are hotels, casinos, department stores. Then, we plan to market this program to smaller local telecom stores to maximize the market penetration.

Referral Program:

We plan to setup a referral program that will give our existing customers a chance to get free minutes and other incentive to refer their friends, relatives and business associates to sign up our services.

Technology

Proprietary & OEM Technologies

Our “Soft-switch” is built around a flexible component-based architecture that utilizes Linus, and Asterick PBX program; it consists of a set of discrete but inter-operable modules that manage the complexity associated with secure content delivery to multiple cellular networks and protocols that integrate with multiple back-end applications/services.

The applications and services are agnostic of the underlying network infrastructure and will operate over GSM, CDMA, 3G networks concurrently and at high-performance levels.

By combining the current VoIP technology and our proprietary rendering Engine, we developed the proprietary Voice Prompt & Content Management Gateway. The Rendering Engine optimizes the content presentation across devices and networks. It enables our “Soft-switch” to integrate new content with minimal programming effort.

Voice Prompt, Content management and Systems Integration tools:  The content management and systems integration middleware engine provides a scalable and reliable method for communicating between the web server and multiple back-end systems and sources of information. The Voice Prompt will support our Promotional Minute Program.

Rendering Engine:  The Rendering Engine allows our service to be compatible with a multiple wireless devices. The advanced coding we have developed allows our services to be accessible by most wireless networks around the world and also allows us to add new technology as they are introduced to the market place.

Next Generation Soft-switch Development

Next generation development – our CTO Cheuk Wong is working with Links International to further develop the Soft-switch with a more robust hardware and software to support custom-tailored features for specific customers and larger capacity of customer base.

Network Development

As network speed, reliability and performance has been improved over the years, the performance of our network is improving, and when we open up other markets we will secure more network connectivity with various backbone network providers.

Web Base Development

Customer supports through web applications are important. These services will consist of information caching, financial transaction processing and billing and smart agent technologies.

●	Web based Customer Service: Apextalk’s web site allows end users to manager their personal calling functions and features
●	End-user management modules
●	Wholesale

Employees

As of October 3, 2008, we have no non-management employees. All of our directors are working on various positions to maintain the daily operation. We intend to hire employees to handle daily operations once our operations deem it necessary.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We will require additional outside capital to fully implement our business model.  We plan on taking the following steps to implement our business plan in the next 12 months.

1.	During the next 12 months, we believe we can begin to improve the performance of our existing soft-switch and implement our marketing strategy.

2.
All functions will be coordinated and managed by the founders of the Company, including marketing, finance and operations. In the next 12 months, we intend to hire 1 full time marketing person, 1 full time programmer and 2 part-time employees for customer service to coordinate marketing efforts, technical support and customer services. The time commitment of the positions will depend upon the aggressiveness of our marketing, but we believe it will require a minimum of $4,000 to $6,000 per month to hire the personnel needed to assist with our new business activity.

3.
We intend to launch our products and services to our targeted marketing to drive subscribers to sign up with our services by the end of the third quarter of 2008. We intend to support these marketing efforts through online advertising; out-door sales teams going after telecom retail outlets and also start developing the referral program and the joint venture program with overseas value-added VoIP telecom operators. We expect the total cost of the marketing program to range from $15,000 to $50,000.  During this preliminary launch period, we also expect to invest between $5,000 and $10,000 in accounting software.

4.
Within the first 90 days

Launch the online marketing campaign, wholesale program; we believe we shall generate and maintain approximate 400 new subscribers after the end of first 90 days.

Within 180 days

Launch our referral program; we shall signup and maintain approximate 800 subscribers.

Within 270 days

Go after hotels, department stores, national chain stores to promote our “Promotional Minute” services.
Sign up and maintain approximate 1,200 subscribers.

Within 1 year

If the business grows as planned, we will consider opening an east coast office to better support customers in that region.
Sign up and maintain approximate 2,000 subscribers.

In summary, our goal is to signup approximately 2,000 subscribers, and be able to generate approximately $310,000 revenue from our new and existing customers within 360 days.

Limited Operating History

Although we have three full years of operation and financial information, we have generated a small amount of revenue.  Accordingly, we have not previously demonstrated that we will be able to make profit and expand our business through increased marketing. We cannot guarantee that the expansion efforts described in this prospectus will be successful.  Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model.

Future financing may not be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue expanding our operations.  Equity financing will result in a dilution to existing shareholders.

Results of Operations

For the years ended December 31, 2006 and 2007, and for the six months ended June 30, 2008, we have only generated $6,570, $6,125, and 20,547 in revenue. We anticipate a more aggressive marketing plan will help us meet our projections as mentioned above. Expenses for the same period totaled $14,818, $24,655, and $52,419, resulting in a loss of $16,404, $26,687, and $51,541.

Capital Resources and Liquidity

As of June 30, 2008 we had $134,554 in cash. We believe that we will need additional funding to satisfy our cash requirements for the next twelve months. Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that additional financing will be available. In the absence of additional financing, we may be unable to proceed with our plan of operations.

DESCRIPTION OF PROPERTY

Our business office is located at 637 Howard Street, San Francisco, CA 94105.  Our telephone number is (415) 462-0901. We currently lease this office at no charge from George Ma, our Chairman of the Board of Directors, at no charge to us. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Apextalk Holdings, Inc. was incorporated in the State of Delaware on November 7, 2007.  Apextalk, Inc. was incorporated on June 8, 2004, under the laws of the State of California.  On November 16, 2007 we entered into a share exchange agreement with Apextalk, Inc. a California based corporation, whereby Apextalk, Inc. became a wholly owned subsidiary of Apextalk Holdings, Inc.  Apextalk Holdings, Inc. and its wholly owned subsidiary, Apextalk, Inc. are hereby referred to as we or us.  All of our operations are conducted through Apextalk, Inc.  On November 18, 2007, we issued 1,792,385 common shares to TLMS International, Inc. and 896,190 shares to Spencer Luo for in exchange for an aggregate $111,038 investment in us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of October 3, 2008, we had 39 shareholders of our common stock.

Rule 144 Shares

All of the shares distributed hereunder will be freely tradable upon the effectiveness of the registration statement, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. Based on shares outstanding as of October 2008, the 6,288,575 shares of our common stock outstanding that are not registered and covered by this prospectus will be deemed restricted securities as defined under Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act.

The SEC recently adopted amendments to Rule 144, which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not 1.0% of the number of ordinary shares then outstanding

Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tony Lee, President, CEO, Director	2007	0	0	0	0	0	0	0	0
George Ma, Chairman	2007 2006	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Spencer Luo, CFO, Director	2007	0	0	0	0	0	0	0	0
Cheuk Hong Wong, CTO, Director	2007 2006	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Micky Siu, Director	2007	0	0	0	0	0	0	0	0
Patrick Chu, Director	2007	0	0	0	0	0	0	0	0
William Ng, Director	2007	0	0	0	0	0	0	0	0
Edward Seo, Director	2007	0	0	0	0	0	0	0	0

(1) We do not have any plans to pay our officers and directors any compensation at this time and our financial situation would be worse than currently disclosed if we were required to make such payments.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through June 30, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.  There were no stock options exercised during the period ending June 30, 2008 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer during the period ended June 30, 2008 under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity and at this time we have no plans to pay any fees to our directors.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

APEXTALK HOLDINGS, INC. AND SUBSIDIARY

CONTENTS

PAGE 1	CONDENSED CONSOLIDATED BALANCE SHEET AS JUNE 30, 2008

PAGE 2	CONDENSED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2008 (CONSOLIDATED) AND 2007

PAGE 3	CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) FOR THE SIX MONTHS ENDED JUNE 30, 2008

PAGE 4	CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2008 (CONSOLIDATED) AND 2007

PAGES 5 – 10	NOTES TO CONDENSED FINANCIAL STATEMENTS

APEXTALK HOLDINGS, INC. AND SUBSIDIARY
Condensed Consolidated Balance Sheet
June 30, 2008
(UNAUDITED)

ASSETS
June 30, 2008
CURRENT ASSETS

Cash	$134,554
Accounts receivable, net	15,344
Other receivable	1,871
Inventories, net	1,840
Deposits	10,000
Total Currents Assets	163,609

Property and Equipment, net	43,557

TOTAL ASSETS	$207,166

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$36,893
Accrued expenses	29,646
Unearned revenue	11,757
Shareholders' loan	1,000
Total Current Liabilities	79,296

STOCKHOLDERS' EQUITY
Common stock, authorized 1,000,000,000 shares, par value of $0.001, 8,688,575 shares issued and outstanding	8,689
Additional paid-in-capital	228,349
Accumulated deficit	(109,168)
Total Stockholders' Equity	127,870

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$207,166

The accompanying notes are an integral part of these unaudited financial statements.

F-1

APEXTALK HOLDINGS, INC. AND SUBSIDIARY
Condensed Statements of Operations
(UNAUDITED)

	Six Months Ended June 30,
	2008 (Consolidated)	2007

REVENUE
Revenue from mobile services	$20,547	$3,085
Cost of Services	16,998	3,678
Gross profit (loss)	3,549	(593)

OPERATING EXPENSES
Payroll expenses	3,330	1,800
Rent and utilities	2,670	2,670
General and administrative	8,667	198
Legal and professional	37,752	-
Total Operating Expenses	52,419	4,668

Net loss from operations before income taxes	(48,870)	(5,261)

Provision for income taxes	(2,671)	(800)

Net loss	(51,541)	(6,061)

Basis and diluted net loss per common share	$(0.01)	(0.00)

Basic and diluted weighted average number of
common shares outstanding	8,675,938	4,000,000

The accompanying notes are an integral part of these unaudited financial statements.

F-2

APEXTALK HOLDINGS, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Stockholder's Equity
For the Six Months Ended June 30, 2008
(UNAUDITED)

	Common Stock		Paid in	Subscription	Accumulated	Total
	Shares	Amount	Capital	Receivable	Deficit	Equity

Balance, December 31, 2007	8,644,825	$8,645	$224,893	$(85,538)	(57,627)	$90,373

Cash received for subscription receivable				85,538		85,538

Common stock issued for cash	43,750	44	3,456			3,500

Net (Loss)					(51,541)	(51,541)

Balance, June 30, 2008	8,688,575	$8,689	$228,349	$-	(109,168)	$127,870

The accompanying notes are an integral part of these unaudited financial statements.

F-3

APEXTALK HOLDINGS, INC. AND SUBSIDIARY
Condensed Statement of Cash Flows
(UNAUDITED)

	Six Months Ended June 30,
	2008 (Consolidated)	2007

OPERATING ACTIVITIES
Net loss from operations	$(51,541)	$(6,061)

Adjustments to reconcile net loss to net cash used by
operating activities:
Depreciation and amortization	1,372	935
Changes in operating assets and liabilities
(Increase) / decrease in
Accounts receivable	(14,282)	1,166
Deposits	(10,000)	-
Accounts Receivable, other	(1,871)	-
Increase / (decrease) in
Accounts payable	17,744	(321)
Accrued expenses	6,001	5,020
Unearned revenue	1,458	4,010
Net Cash Provided by (Used) in Operating Activities	(51,119)	4,749

INVESTING ACTIVITIES
(Additions) to property and equipment, net	(40,570)	-
Net Cash Used In Investing Activities	(40,570)	-

FINANCING ACTIVITIES
Proceeds from sale of common stock	3,500	-
Proceeds from collection of subscription receivable	85,538	-
Repayment of shareholder loan	(1,840)	-
Net Cash Provided By Financing Activities	87,198	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,491)	4,749

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIODS	139,045	2,364

CASH AND CASH EQUIVALENTS, END OF PERIODS	$134,554	$7,113

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Income taxes paid	$1,871	$-
Interest expense paid	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-4

APEXTALK HOLDINGS, INC.
AND SUBSIDIARY
NOTES TO CONDENSED  FINANCIAL STATEMENTS
As of June 30, 2008
UNAUDITED

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Organization

Apextalk , Inc. was incorporated on November 7, 2007 under the laws of the state of Delaware.  On November 12, 2007, Apextalk, Inc. changed their name to Apextalk Holdings, Inc.  The Company, located in San Francisco, California, is a holding company whose subsidiary provides various telecommunication services.

Apextalk Inc. was incorporated on June 8, 2004 under the state of California.  The Company has integrated VoIP and wireless technology to develop various market driven applications.

Apextalk Holdings, Inc. completed the acquisition of Apextalk Inc. on November 16, 2007 where Apextalk Holdings, Inc. purchased all of the outstanding shares of Apextalk Inc.  The transaction was accounted for as a combination of entities under common control and accordingly, recorded the merger at historical cost.  Accordingly, all shares and per share amounts have been retroactively restated.  These financial statements consolidate the operating results of this subsidiary as if the transaction had occurred from inception.

Apextalk Holdings, Inc. and its wholly owned subsidiary Apextalk Inc. are hereafter referred to as (the “Company”).

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

F-5

Consolidation

The books and records of the parent company Apextalk Holdings, Inc. have been consolidated with the books and records of the wholly owned subsidiary, Apextalk, Inc. as of June 30, 2008.  The June 30, 2007 financial information includes the transactions for Apextalk, Inc. only.  All of the material inter-company transactions have been eliminated.

Cash and Cash Equivalents

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.  The Company at times has cash in banks in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions.  At June 30, 2008, and 2007, the Company had $23,640 and $0, respectively in cash balances at financial institutions which were in excess of the FDIC insured limits.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Revenue and Cost Recognition

The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’ and No. 104, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.  Revenues from internet communication services are recognized in the period such services are used by the end user.

Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company evaluates the trends in customers’ payment patterns, including review of specific delinquent accounts, changes in business conditions and external communications available about customers to estimate the level of allowance that is needed to address potential losses that the Company may incur due to the customer’s inability to pay.  Accounts are considered delinquent or past due, if they have not been paid within the terms provided on the invoice. Delinquent account balances are written off after management has determined that the likelihood of collection is not probable.  At June 30, 2008, the Company has recorded an allowance for doubtful accounts in the amount of $2,083.

F-6

Inventory

Inventories are valued at the lower of cost or market.  Cost is determined using the first-in, first-out (FIFO) method.  As of June 30, 2008, and 2007, purchased finished goods inventory was $1,840 and $0, respectively.  Provision for potentially obsolete or slow moving inventory is made based on management’s analysis of inventory levels and future sales forecasts.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using 150% declining balance method over the estimated useful life of five years. The residual value of property and equipment is estimated to be equal to 10% of the original cost.

Advertising Costs

Advertising costs are expensed as incurred. Total advertising costs charged to operations for the six months ended June 30, 2008 and 2007 amounted to $312 and $0 respectively.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments including accounts payable and loans and notes payable approximate fair value due to the relatively short period to maturity for this instrument.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Earnings (Loss) Per Share

Basic earnings (Loss) per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings. As of June 30, 2008 and 2007, there were no common share equivalents outstanding.

Income Taxes

The Company adopted the provisions of FIN No. 48 at the inception.  In June 2006, the Financial Accounting Standards Board (FASB) issued Financial Interpretation No. (FIN) 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN No. 48”).  FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN No. 48 describes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective for fiscal years beginning after December 15, 2006.

F-7

Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51  ”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133”  (SFAS  161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows.  SFAS  161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to  SFAS  161 must provide more robust qualitative disclosures and expanded quantitative disclosures.  SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the SEC’s approval of PCAOB Auditing Standard No. 6, Evaluating Consistency of Financial Statements (AS 6). The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

F-8

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment were as follows:

June 30, 2008

Computer & Server Equipment	$50,570
Less accumulated depreciation	(7,013)

$43,557

During the six months ended June 30, 2008 and 2007, the Company recorded depreciation expense of $1,372 and $935 respectively.

F-9

 NOTE 3                      STOCKHOLDERS’ EQUITY

During the six months ending June 30, 2008, 43,750 shares were sold for cash of $3,500.

During the six months ending June 30, 2008, cash was received for  subscriptions receivable of $85,538.

NOTE 4                      LOANS PAYABLE - STOCKHOLDER

As of June 30, 2008, $1,000 is owed to the stockholders.  The loan is non interest bearing, is unsecured and due on demand.

NOTE 5                      RELATED PARTY TRANSACTIONS

The current office space is sub-leased from one of the shareholders on a month to month basis.  The rent expense for June 30, 2008 and 2007 is $2,670 and $2,670, respectively.

The Company entered into an agreement with Apex Telecom, shareholder of the Company, for leasing the facility and related equipment for use in the operation.  The monthly rate of this lease is $200 per month.  Either party could terminate the lease by 30 day notification to the other party.

During the six months ended June 30, 2008 and 2007, the Company accrued compensation for key management personnel for the administrative and managerial services rendered to the Company.  The total compensation accrued was $3,330 and $1,800, respectively.

During the six months ended June 30, 2008 and 2007, the Company had related party sales of $862 and $603, respectively.

In January of 2008, the company repaid a loan from their shareholder in the amount of $1,840.

NOTE 6                      COMMITMENT

On February 25, 2008, the Company entered into a one year service agreement with a service provider, to provide international voice call termination services.  The agreement call for fees based on the minutes used.  The Company paid a refundable deposit of $10,000 during the first quarter of 2008.

The Company entered into a software development agreement with a company to provide services in connection with the development of the Company’s soft switch and personal number switch.  The agreement is for $30,000 and calls for a deposit of $15,000 upon signing of the agreement and the remaining $15,000 to be paid upon delivery of product.  The Company also agreed to reimburse the consultant for all actual reasonable and necessary expenditures which are directly related to the consulting services.  In the first six months of 2008, the Company paid $35,452 related to the above mentioned agreement.

The Company entered into a consulting agreement with an individual to provide consulting services related to the Company’s development of its soft switch system beginning March 2008, and lasting six months for a fee of $1,000 per month.

NOTE 7                      GOING CONCERN

As reflected in the accompanying unaudited financial statements, the Company has negative cash flows from operations of $51,119 and has an accumulated deficit of $109,168 at June 30, 2008.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to raise funds provide the opportunity for the Company to continue as a going concern.

F-10

ITEM 6. FINANCIAL STATEMENTS

Our financial statements, together with the report of our independent auditors, are as follows:

APEXTALK HOLDINGS, INC. AND SUBSIDIARY

CONTENTS

PAGE 1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE 2	BALANCE SHEETS AS OF DECEMBER 31, 2007 (CONSOLIDATED) AND 2006

PAGE 3	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2007 (CONSOLIDATED) AND 2006

PAGE 4	STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) FOR THE YEARS ENDED DECEMBER 31, 2007 (CONSOLIDATED) AND 2006

PAGE 5	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2007 (CONSOLIDATED) AND 2006

PAGES 6 – 12	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Apextalk Holdings, Inc.

We have audited the accompanying balance sheets of Apextalk Holdings, Inc. and Subsidiary as of December 31, 2007 (consolidated) & 2006, and the related statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Apextalk Holdings, Inc. and Subsidiary as of December 31, 2007 (consolidated) & 2006 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has a net loss of $26,687, a negative cash flow from operations of $8,159 and has an accumulated deficit of $57,627 at December 31, 2007. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
September 23, 2008

APEXTALK HOLDINGS, INC. AND SUBSIDIARY
BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND 2006
-----------------------

	December 31,	December 31,
	2007	2006
	(Consolidated)
ASSETS
Current Assets
Cash	$139,045	$2,364
Accounts receivables, net	1,062	2,168
Inventories, net	1,840	-
Total Current Assets	141,947	4,532
Property and equipment, net	4,359	6,229
Total Assets	$146,306	$10,761

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Liabilities
Accounts payable	$19,149	$12,156
Accrued expenses	23,645	20,028
Unearned Revenue	10,299	3,517
Shareholder's loan	2,840	1,000
Total Liabilities	55,933	36,701
Stockholders' Equity
Common Stock, authorized 1,000,000,000 shares,
par value $0.001, 8,644,825 shares and 4,000,000 shares issued and outstanding on December 31, 2007 and 2006, respectively	8,645	4,000
Additional Paid in Capital	224,893	1,000
Subscriptions Receivable	(85,538)	-
Accumulated Deficiency	(57,627)	(30,940)
Total Stockholders' Equity (Deficiency)	90,373	(25,940)
Total Liabilities and Stockholders' Equity (Deficiency)	$146,306	$10,761

See accompanying notes to financial statements.

APEXTALK HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
----------------------------------------------

	For the year ended	For the year ended
	December 31, 2007	December 31, 2006
	(Consolidated)

Revenue	$6,125	$6,570
Cost of services	7,357	7,356
Gross profit	(1,232)	(786)
Operating Expenses:
Payroll expenses	3,600	3,060
Rent and utilities	5,340	5,340
General and administrative	1,966	5,850
Legal and professional fees	13,749	568
Total Operating Expenses	24,655	14,818
Loss from Operations before Income Taxes	(25,887)	(15,604)
Provision for Income Tax	(800)	(800)
Net Loss	$(26,687)	$(16,404)

Loss per Share – Basic and Diluted	$(0.01)	$(0.00)
Weighted average number of common shares outstanding during the period - Basic and Diluted	4,420,520	4,000,000

See accompanying notes to financial statements.

APEXTALK HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF STOCKHOLDERS’ EQUITY / (DEFICIENCY)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
----------------------------------------------

	Common Stock		Paid in	Subscriptions	Accumulated	Total
	Shares	Amount	Capital	Receivable	Deficit	Equity(Deficiency)

Balance, December 31, 2005	4,000,000	$4,000	$1,000	$-	$(14,536)	$(9,536)

Net (Loss)	-	-	-	-	(16,404)	(16,404)
Balance, December 31, 2006	4,000,000	4,000	1,000	-	(30,940)	(25,940)

Common Stock issued to founders, Apex Talk Holdings, Inc.	900,000	900	100	-	-	1,000

Common Stock returned to Apex Talk, Inc. by shareholders	(400,000)	(400)	400	-	-	-

Common Stock issued for stock subscription receivable	2,688,575	2,689	108,349	(81,038)	-	30,000

Common Stock issued for cash in private placement	1,456,250	1,456	115,044	(4,500)	-	112,000

Net (Loss)	-	-	-	-	(26,687)	(26,687)
Balance, December 31, 2007, (Consolidated)	8,644,825	$8,645	$224,893	$(85,538)	$(57,627)	$90,373

See accompanying notes to financial statements.

APEXTALK HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
----------------------------------------------

	For the Year ended	For the Year ended
	December 31, 2007	December 31, 2006
	(Consolidated)
Cash Flows from Operating Activities
Net Loss	$(26,687)	$(16,404)
Adjustments to reconcile net income to net cash provided by used in operating activities:
Depreciation	1,870	2,671
Provision for doubtful accounts	391	1,693
Changes in operating assets and liabilities:
(Increase) / decrease in:
Accounts receivable	715	(3,861)
Inventory	(1,840)	-
Unearned Revenue	6,782	3,247
Increase in:
Accounts payable and accrued expenses	10,610	13,002
Net Cash Provided by (Used In) by Operating Activities	(8,159)	348

Net Cash Flows from Financing Activities
Proceeds from sale of common stock	143,000	-
Proceeds from stockholder loan	1,840	-
Cash Provided by Financing Activities	144,840	-

Net Increase in Cash	136,681	348

Cash, Beginning of Period	2,364	2,016
Cash, End of Period	$139,045	$2,364

Supplemental disclosure of cash flow Information:
Interest Paid	$-	$-
Income Taxes Paid	$800	$-

See accompanying notes to financial statements.

APEXTALK HOLDINGS, INC.
AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007(CONSOLIDATED) AND 2006
-----------------------

NOTE 1.                       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Apextalk, Inc. was incorporated on November 7, 2007 under the laws of the state of Delaware.  On November 12, 2007, Apextalk, Inc. changed their name to Apextalk Holdings, Inc.  The Company, located in San Francisco, California, is a holding company whose subsidiary provides various telecom services.

Apextalk Inc. was incorporated on June 8, 2004 under the laws of the state of California.  The Company has integrated VoIP and wireless technology to develop various market driven applications.

Apextalk Holdings, Inc. completed the acquisition of Apextalk Inc. on November 16, 2007 where Apextalk Holdings, Inc. purchased all of the outstanding shares of Apextalk Inc.  The transaction was accounted for as a combination of entities under common control and accordingly, recorded the merger at historical cost.  Accordingly, all shares and per share amounts have been retroactively restated.

Apextalk Holdings, Inc. and its wholly owned subsidiary Apextalk Inc. are hereafter referred to as (the “Company”).

NOTE  2.                      SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Accounting

The Company prepares its financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles.

Cash and Cash Equivalents

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.  The Company at times has cash in banks in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions.  At December 31, 2007 and 2006, the Company had $32,437 and $0 respectively, in cash balances at financial institutions which were in excess of the FDIC insured limits.

Earnings (Loss) per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.”  As of December 31, 2007 and 2006, there were no diluted shares outstanding.

Income Taxes

In June 2006, the Financial Accounting Standards Board (FASB) issued Financial Interpretation No. (FIN) 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN No. 48”).  FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes.  FIN No. 48 describes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective for fiscal years beginning after December 15, 2006.

Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Business Segments

The Company operates in one business segment and therefore segment information is not presented.

Revenue and Cost Recognition

Revenue is recognized when amounts are earned and when the amount and timing of the revenue can be reasonably estimated.  Expenses are recognized when they occurred and matched against revenue, as a component of costs of services in the statement of operations under the provisions of U.S. Securities and Exchange Commission Staff Accounting Bulletin 104, Revenue Recognition (SAB 104).  Revenues from internet communication services are recognized in the period such services are used by the end user.

Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company evaluates the trends in customers’ payment patterns, including review of specific delinquent accounts, changes in business conditions and external communications available about customers to estimate the level of allowance that is needed to address potential losses that the Company may incur due to the customer’s inability to pay.  Accounts are considered delinquent or past due, if they have not been paid within the terms provided on the invoice. Delinquent account balances are written off after management has determined that the likelihood of collection is not probable. As of December 31, 2007 and 2006, the Company has recorded an allowance for doubtful accounts in the amounts of $2,083 and $1,693, respectively.

Inventory

Inventories are valued at the lower of cost or market.  Cost is determined using the first-in, first-out (FIFO) method.  As of December 31, 2007 and 2006, purchased finished goods inventory was $1,840 and $0, respectively.  Provision for potentially obsolete or slow moving inventory is made based on management’s analysis of inventory levels and future sales forecasts.

Consolidation

The books and records of the parent company Apextalk Holdings, Inc. (from November 7, 2007 (inception)) have been consolidated with the records of the wholly owned subsidiaries – Apextalk Inc. as of December 31, 2007. The 2006 financial statements include Apextalk, Inc., only.  All of the material inter-company transactions have been eliminated.

Property and Equipment

Property and equipment are stated at cost and are depreciated using 150% the double-declining balance method over their estimated useful lives, which differ by asset category:

• Furniture & fixtures: 7 years
• Equipment: 5-7 years
• Software: 10 years
• Leasehold improvements: 15 years

The residual value of property and equipment is estimated to be equal to 10% of the original cost.  Upon disposal, the assets and related accumulated depreciation are removed from the Company’s accounts, and the resulting gains or losses are reflected in the statements of operations.

Impairment of Long-lived Assets

The Company evaluates the recoverability of its long-lived assets, including goodwill, on an annual basis or more frequently if indicators of potential impairment arise. Following the criteria of SFAS 142 “Goodwill and Other Intangible Assets”, the Company evaluates the recoverability of its amortizable purchased intangible assets based on an estimate of the undiscounted cash flows resulting from the use of the related asset group and its eventual disposition. The asset group represents the lowest level for which cash flows are largely independent of cash flows of other assets and liabilities. Measurement of an impairment loss for long-lived assets that the Company expects to hold and use is based on the difference between the fair value and carrying value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Recent Accounting Pronouncements

In March 2007, the Emerging Issues Task Force (EITF) ratified the consensus on EITF 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements” (EITF 06-4).  EITF 06-4 covers endorsement split-dollar life insurance arrangements (where the company owns and controls the policy) and provides that an employer should recognize a liability for future benefits in accordance with Statement of Financial Accounting Standards No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” EITF 06-4 is effective for fiscal years beginning after December 15, 2007.  We are currently evaluating the impact EITF 06-4 will have on our financial position and results of operations.

In June 2007, the EITF ratified the consensus on EITF 06-11, “Accounting for Income Tax Benefits of
Dividends on Share-Based Payment Awards” (EITF 06-11).  EITF 06-11 provides that a realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings and are paid to employees for nonvested equity classified share-based awards and equity-classified outstanding share options should be recognized as an increase to additional paid-in capital rather than a reduction of income tax expense.  EITF 06-11 applies prospectively to the income tax benefits that result from dividends on equity-classified employee share-based payment awards that are declared in fiscal periods beginning after December 15, 2007.  EITF 06-11 will not have a material impact on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007.  The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”.  The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial
Accounting Standards No. 141 (revised 2007), “Business Combinations” (FAS 141(R)).  FAS 141(R) is a revision of FAS 141 and requires that costs incurred to effect the acquisition (i.e., acquisition-related costs) be recognized separately from the acquisition.  In addition, in accordance with FAS 141, restructuring costs that the acquirer expected but was not obligated to incur, which included changes to benefit plans, were recognized as if they were a liability assumed at the acquisition date.  FAS 141(R) requires the acquirer to recognize those costs separately from the business combination.  We are currently evaluating the impact that FAS 141(R) has on our accounting for acquisitions prior to the effective date of the first fiscal year beginning after December 15, 2008.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the SEC’s approval of PCAOB Auditing Standard No. 6, Evaluating Consistency of Financial Statements (AS/6). The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

NOTE 3.                       INCOME TAXES

In June 2006, the Financial Accounting Standards Board (FASB) issued Financial Interpretation No. (FIN) 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN No. 48”).  FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN No. 48 describes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective for fiscal years beginning after December 15, 2006.

The Company adopted the provisions of FIN No. 48 at the inception.  The adoption of FIN No. 48 did not result in significant change to the liability for unrecognized tax benefits.  As of December 31, 2007 and 2006, the Company had a net operating loss carryforward of $57,111 and $30,425, respectively, available to offset future taxable income through 2027.  The valuation allowance at December 31, 2007 and 2006 was $22,750 and $12,120, respectively.  The increase in the valuation allowance for the year ended December 31, 2007 and 2006 was $10,630 and $6,344, respectively.

Income tax expenses (with adoption of FIN 48) for the year ended December 31, 2007 and 2006 is summarized as below:

2007	Current	Deferred	Total
Federal	$-	$-	$-
State	800	-	-
	$800	$-	$-

2006
Federal	$-	$-	$-
State	800	-	-
	$800	$-	$-

NOTE 4.	PROPERTY AND EQUIPMENT

At December 31, 2007 and 2006 property and equipment is as follows:

	2007	2006

Computer and Office Equipment	$10,000	$10,000
Less accumulated depreciation and amortization	(5,641)	(3,771)

	$4,359	$6,229

Depreciation and amortization expense for the years ended December 31, 2007 and 2006 was $1,870 and $2,671, respectively.

NOTE 5                        STOCKHOLDERS’ EQUITY

Common and Preferred Stocks

On November 7, 2007, the Company authorized 1,000,000,000 shares of common stock at par value of $0.001.

On November 8, 2007, two shareholders returned 400,000 shares (200,000 each) to Apex talk, Inc.  The shares were treated as an in-kind contribution by the shareholders and retired.

On November 16, 2007, Apextalk Holdings, Inc. issued 900,000 shares of common stock for $1,000 cash to the co-founders of Apextalk Holdings, Inc.

On November 16, 2007, the Company forward split the issued shares by five to one.  On the same day, the Company completed the acquisition where Apextalk Holdings, Inc. issued 3,600,000 shares of its $0.001 par value common stock valued for accounting purpose at historical cost to acquire 100% of the shares of Apextalk Inc.  The Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the merger at historical cost. Accordingly, all shares and per share amounts have been retroactively restated.

On November 18, 2007, the Company issued 1,792,385 shares to TLMS International Inc. and 896,190 shares to Spencer Luo in exchange for cash of $30,000 and a subscription receivable of $81,038.

On November 29, 2007, the Company accepted subscriptions receivable of 1,456,250 shares through a private offering for sale to persons who qualify as accredited investors and to a limited number of sophisticated investors.  In connection with this offering, the company received $112,000 in cash and a subscription receivable of $4,500.

NOTE 6.                       RELATED PARTY TRANSACTIONS

The current office space is sub-leased from one of the shareholders on a month to month basis.  The rent expense for  2007 and 2006 is $2,940 and $2,940, respectively.

The Company entered into an agreement with Apex Telecom, shareholder of the Company, for leasing the facility and related equipment for use in the operation.  The monthly rate of this lease is $200 per month.  Either party could terminate the lease by 30 day notification to the other party.

During the years ended December 31, 2007 and 2006, the Company accrued compensation for key management personnel for the administrative and managerial services rendered to the Company.  The total compensation accrued for  2007 and 2006 was $3,600 and $3,060, respectively.

During the years ended December 31, 2007 and 2006, the Company had related party sales of $1,421 and $1,692, respectively.

During the year ended December 31, 2007, a shareholder of the Company loaned the Company $1,840.  The loan is non-interest bearing and due on demand.

NOTE  7.                      GOING CONCERN

As reflected in the accompanying financial statements, the Company had a net loss of $26,687, used $8,159 in cash flows from operations during 2007 and has an accumulated deficit of $57,627 at December 31, 2007.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to raise funds provide the opportunity for the Company to continue as a going concern.

NOTE  8.                      SUBSEQUENT EVENTS

The Company collected stock subscriptions receivables of $4,500 on January 2, 2008, $27,012.65 on February 5, 2008, and $54,025.50 on February 14, 2008.

On February 25, 2008, Apextalk Inc. entered into a one year service agreement with a service provider, to provide international voice call termination services.  The agreement calls for fees based on the minutes used.  The Company paid a refundable deposit of $10,000 during the first quarter of 2008.

The Company entered into a software development agreement with a company to provide services in connection with the development of the Company’s soft switch and personal number switch.  The agreement is for $30,000 and calls for a deposit of $15,000 upon signing of the agreement and the remaining $15,000 to be paid upon delivery of product.  The Company also agreed to reimburse the consultant for all actual reasonable and necessary expenditures which are directly related to the consulting services.  In the first five months of 2008, the Company paid $35,452 related to the above mentioned agreement.

In January of 2008, the company repaid a loan from their shareholder in the amount of $1,840.

The Company entered into a consulting agreement with an individual to provide consulting services related to the Company’s development of its soft switch system beginning March 2008, and lasting six months for a fee of $1,000 per month.

The Company sold 43,750 shares of stock to two investors for $3,500 in cash during January and February of 2008.

APEXTALK HOLDINGS, INC.
2,400,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALEIS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$7.55
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$10,000
Legal fees and expense	$40,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$50,007.55

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In February 2008, we completed a Regulation D, Rule 506 Offering in which we issued a total of 1,500,000 shares of our common stock to a total of 33 investors, at a price per share of $.08 for an aggregate offering price of $120,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Eric Au	10,000
Peter Lu	125,000
Jeffrey H Zeng	125,000
Da Ming Liu	125,000
Kanffee Chan	125,000
Jian Yun Liu	43,750
K & K Machinery, Inc	30,000
Allen Sam	12,500
Philip Tan	12,500
Wellson Cheung	10,000
Elizabeth Aberra	250,000
WaiLap Mark / Jenny Zhen	12,500
Wai Lap Mark	8,750
Gregory Hui	6,250
Albert Lew	6,250
Fortaine & Truman Corporation	250,000
Hyung Hwe Huh	20,000
Bum Yong Park	18,750
Beom Shik Park	6,250
Myoung Hwan Kim	15,000
Yeong Cheol Seo	150,000
Kyung Woo Seo	20,000
Yong Woo Seo	20,000
Bairong Liang	6,250
Helam W Luk	6,250
Philip K Y Chan	6,250
Virginia Chan	10,000
Ken Li	6,250
Equipment Machining Corp	6,250
Jason J Law	6,250
Joanne Luo	6,250
Jennie Yu	6,250
Yangguang Jiang	37,500

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)          No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)         At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an investment company” within the meaning of the federal securities laws.

(C)         Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)        The offers and sales of securities by us pursuant to the offerings were not to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)          None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in February 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

In November 18, 2007, the Company issued 2,688,575 shares of its common stock pursuant to an exemption from registration contained in Section 4 (2) of the Securities Act of 1933 as amended in exchange of gross proceeds of $111,038.  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Anslow & Jaclin, LLP had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In November 2007, we issued a total of 3,600,000 shares to the Apextalk, Inc. shareholders pursuant to a Share Exchange Agreement with Apextalk, Inc. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this shareholders had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 16. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation and Amendment
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Stock Purchase Agreement and Share Exchange
21.1	Subsidiaries
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.             The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.             Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in San Francisco, California on October 2, 2008.

APEXTALK HOLDINGS, INC.

By:	/s/Tony Lee
Tony Lee
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tony Lee and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Apex Talking Holdings, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Tony Lee Tony Lee	Chief Executive Officer, President and Director	October 2, 2008

/s/ George Ma George Ma	Chairman	October 2, 2008

/s/ Spencer Luo Spencer Luo	Chief Financial Officer, Director	October 2, 2008

/s/ Cheuk Hong Wong Cheuk Hong Wong	Chief Technical Officer, Director	October 2, 2008

/s/ Micky Siu Micky Siu	Director	October 2, 2008

/s/ Patrick Chu Patrick Chu	Director	October 2, 2008

/s/ William Ng William Ng	Director	October 2, 2008

/s/ Edward Seo Edward Seo	Director	October 2, 2008

/s/ Michael Lam Michael Lam	Marketing and Sales, Director	October 2, 2008